UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2009

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(e)

On January 7, 2009, the Company reported that Sarah R. Coffin, Executive Vice President and President of the Coatings and Inks Division, would be leaving the Company effective February 15, 2009.

Ms. Coffin’s severance agreement was finalized on January 21, 2009. The agreement provides for the continuation of her current base salary of $400,000 for fifty-two weeks to be paid in bi-weekly installments, and an additional transition bonus of $126,000 to be paid by February 20, 2009. The agreement also provides for payment of a lump sum intended to cover the approximate cost of the Company’s portion of medical care coverage premiums under COBRA for twenty-six weeks following February 16, 2009, which amount will be grossed-up for federal income tax withholding. Ms. Coffin will receive payment for accrued but unused vacation through her termination date and twelve months of executive outplacement support.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: January 26, 2009

	By:	/s/ Mary Ann Jorgenson
Mary Ann Jorgenson
Executive Vice President and
General Counsel